Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

LF Capital Acquisition Corp. II

Opinion on the Financial Statement

We have audited the accompanying balance sheet of LF Capital Acquisition Corp. II (the “Company”) as of November 19, 2021, and the related notes (collectively, the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of November 19, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Citrin Cooperman & Company, LLP

We have served as the Company’s auditor since 2021.

New York, New York

November 26, 2021

LF Capital Acquisition Corp. II

BALANCE SHEET November 19, 2021

ASSETS

CURRENT ASSETS
Cash	$1,424,729
Prepaid expenses	19,050

Total current assets	1,443,779

Cash held in Trust Account	263,925,000

TOTAL ASSETS	$265,368,779

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$234,969

Total current liabilities	234,969

Deferred underwriting fee payable	9,056,250

Total liabilities	9,291,219

COMMITMENTS AND CONTINGENCIES

Class A common stock subject to possible redemption, $0.0001 par value, 25,875,000 shares at redemption value of $10.20 per share	263,925,000

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock; $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding	—
Class B common stock; $0.0001 par value; 10,000,000 shares authorized; 6,468,750 shares issued and outstanding	647
Additional paid-in capital	—
Accumulated deficit	(7,848,087)

Total stockholders’ deficit	(7,847,440)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$265,368,779

The accompanying notes are an integral part of this financial statement

LF Capital Acquisition Corp. II

NOTES TO FINANCIAL STATEMENT

November 19, 2021

Note 1 – Description of Organization and Business Operations and Liquidity

LF Capital Acquisition Corp. II (the “Company”) was incorporated in Delaware on February 19, 2021. The Company is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (“Business Combination”).

The Company is not limited to a particular industry, sector or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of November 19, 2021, the Company had not commenced any operations. All activity from February 19, 2021 (inception) through November 19, 2021 related to the Company’s formation and Initial Public Offering (“IPO”), which is described below and, since the IPO, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income earned on investments from the proceeds derived from the IPO. The registration statement for the Company’s IPO was declared effective on November 16, 2021. On November 19, 2021, the Company consummated the IPO of 22,500,000 units (“Units”) each consisting of one share of Class A common stock, par value $0.0001 per share, (“Class A common stock”) (the “Public Shares”) and one-half of one redeemable warrant (the “Public Warrants”) at $10.00 per Unit, generating gross proceeds of $225,000,000, which is discussed in Note 3. Each whole Public Warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. The Company has selected December 31 as its fiscal year end.

Simultaneously with the closing of the IPO, the Company consummated the sale (the “Private Placement”) of 11,000,000 warrants (“Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Company’s sponsor, Level Field Capital II, LLC (the “Sponsor”), certain funds and accounts managed by subsidiaries of BlackRock, Inc. (the “Anchor Investor”) and Jefferies LLC, generating gross proceeds of $11,000,000, which is described in Note 4. Each whole Private Placement Warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment.

Simultaneously with the closing of the IPO, the Company consummated the closing of the sale of 3,375,000 additional Units upon receiving notice of the underwriter’s election to fully exercise its over-allotment option (“Over-allotment Units”), generating additional gross proceeds of $33,750,000. Simultaneously with the exercise of the underwriter’s over-allotment option, the Company consummated the Private Placement of an additional 1,350,000 Private Placement Warrants to the Sponsor and Jefferies LLC, generating gross proceeds of $1,350,000.

Offering costs for the IPO and the exercise of the underwriter’s over-allotment option amounted to $15,030,508, consisting of $5,175,000 of underwriting fees, $9,056,250 of deferred underwriting fees payable (which are held in the Trust Account (defined below)) and $799,258 of other costs. As described in Note 6, the $9,056,250 of deferred underwriting fees is payable contingent upon the consummation of a Business Combination by February 19, 2023, subject to the terms of the underwriting agreement and extension of the time period to consummate a Business Combination as provided in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

Following the closing of the IPO and exercise of the underwriter’s over-allotment option, $263,925,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the Private Placement Warrants was placed in a trust account (“Trust Account”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, in its sole discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.20 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights or liquidating distributions with respect to the Warrants, which will expire worthless if the Company does not complete its initial Business Combination within the Combination Period.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Certificate of Incorporation. In accordance with ASC 480-10-S99, redemption provisions not solely within the control of a company require Class A common stock subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., the Public Warrants), the initial carrying value of Class A common stock classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A common stock is subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and are classified as such on the balance sheet until such date that a redemption event takes place.

Redemptions of the Company’s Public Shares may be subject to the satisfaction of certain conditions, including minimum cash conditions, pursuant to an agreement relating to the Company’s Business Combination. If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule is achieved. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Certificate of Incorporation, conduct redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor, officers and directors (the “Initial Stockholders”) have agreed to vote their Founder Shares (defined below) and any Public Shares purchased during or after the IPO in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, the Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares of Class A common stock included in the Units sold in the Initial Public Offering, without the prior consent of the Company.

The Initial Stockholders have agreed to waive (i) their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of the Company’s initial Business Combination; (ii) their redemption rights with respect to their Founder Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Certificate of Incorporation (a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete an initial Business Combination within the Combination Period (defined below) or (b) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity; and (iii) their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company does not complete its initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company does not complete its initial Business Combination within the Combination Period.

If the Company is unable to complete a Business Combination by February 19, 2023, 15 months from the closing of the IPO, (or by such later date, to the extent the period for completing the Business Combination is extended pursuant to the Certificate of Incorporation) (“Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to pay the Company’s taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and subsequently liquidates, and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20 per share (or, in certain circumstances, less than $10.20 per share) held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company (other than the Company’s independent public accountants), or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.20 per Public Share or (ii) the actual amount per Public Share held in the Trust Account if less than $10.20 per share as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay the Company’s taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriter of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As of November 19, 2021, the Company had $1,424,729 in cash in its operating bank account and working capital of $1,208,809.

The Company’s liquidity needs prior to the consummation of the IPO were satisfied through the proceeds of $25,000 from the sale of shares of its Class B common stock, par value $0.0001 per share (“Founder Shares” or “Class B Common Stock”) (see Note 5). Subsequent to the consummation of the IPO, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the IPO and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans, as defined below in Note 5.

Based on the forgoing, management believes that the Company will have sufficient working capital and borrowing capacity to meets is liquidity needs through the earlier of the consummation of a Business Combination or one year from the date of this filing. Over this time period, the Company will be using funds held outside the Trust Account for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business or businesses to merge with or acquire, and structuring, negotiating, and consummating a Business Combination.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statement is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an emerging growth company as defined in Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) which exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with that of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $1,424,729 in cash and did not have any cash equivalents as of November 19, 2021.

Cash Held in Trust Account

At November 19, 2021, the balance of $263,925,000 in the Trust Account was held in cash.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock sold in the IPO and over-allotment feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, on November 19, 2021, 25,875,000 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheet.

Offering Costs

Offering costs consist principally of legal, accounting, underwriting fees and other costs directly related to the IPO. Offering costs amounted to $15,030,508, which was charged against the carrying value of Class A common stock deficit upon the completion of the IPO.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000. As of November 19, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” equals or approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Warrant Instruments

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the instruments are outstanding. The Company has concluded that the Public Warrants and Private Placement Warrants qualify for equity accounting treatment.

Use of Estimates

The preparation of the financial statement in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Income Taxes

The Company complies with the accounting and reporting requirements of FASB ASC Topic 740, “Income Taxes” (“ASC 740”), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There Company had no unrecognized tax benefits as of November 19, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued by the Company for the payment of interest and penalties for the period from February 19, 2021 (date of inception) to November 19, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from February 19, 2021 (date of inception) to November 19, 2021.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 — Initial Public Offering

Pursuant to the IPO, and including the underwriter’s exercise of its over-allotment option, the Company sold 25,875,000 units at a price of $10.00 per Unit. Each Unit consists of one Public Share, and one-half of one Public Warrant. Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

Note 4 — Private Placement

On November 19, 2021, simultaneously with the consummation of the IPO and the underwriter’s exercise of its over-allotment option, the Company consummated the Private Placement of 12,350,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $12,350,000. Each whole Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement were added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.

Note 5 — Related Party Transactions

Founder Shares

On March 5, 2021, the Sponsor acquired 100 shares of the Company’s common stock. On March 15, 2021, the Company effectuated a recapitalization, which included a 64,687.50-for-1 stock split, resulting in an aggregate of 6,468,750 Founder Shares outstanding. On June 21, 2021, the Company effectuated a recapitalization, which included a 1.11-for-1 stock split, resulting in an aggregate of 7,187,500 Founder Shares outstanding. On October 26, 2021, the Company effectuated a recapitalization, which included a 1-for-1.11 reverse stock split, resulting in an aggregate of 6,468,750 Founder Shares outstanding. In connection with the closing of the IPO, the Sponsor transferred 20,000 Founder Shares to each of the Company’s independent directors at their original purchase price.

The Founder Shares will automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions. Holders of Founder Shares may also elect to convert their Founder Shares into an equal number of shares of Class A common stock, subject to adjustment, at any time.

The Initial Stockholders and the Anchor Investor have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading-day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.

Related Party Loans

On March 5, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to a promissory note (the “Note”). On June 18, 2021, the Note was amended as the Sponsor agreed to loan the Company an aggregate of up to $600,000 to cover such expenses. This loan was non-interest bearing and payable on the earlier of March 31, 2022 or the completion of the IPO. Upon completion of the IPO, the Note was paid in full.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant (“Working Capital Warrants”). The Working Capital Warrants would be identical to the Private Placement Warrants. As of November 19, 2021, no Working Capital Loans were outstanding.

Support Services

The Company intends to pay an entity affiliated with the Sponsor a fee of approximately $15,000 per month following the consummation of the IPO until the earlier of the consummation of the Business Combination or liquidation for office space and administrative support services. As of November 19, 2021, no amounts have been accrued or paid under this agreement.

Note 6 — Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and any Working Capital Warrants (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants, Working Capital Warrants and Founder Shares) are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement dated November 16, 2021. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriter a 45-day option from the date of the final prospectus relating to the IPO to purchase up to 3,375,000 additional Units to cover over-allotments, if any, at the IPO price less underwriting discounts and commissions. On November 19, 2021, the underwriter elected to fully exercise its over-allotment option, purchasing 3,375,000 units.

The underwriter was paid a cash underwriting discount of $0.20 per Unit (including with respect to the Units issued in connection with the underwriter’s exercise of its over-allotment option), or $5,175,000 in the aggregate at the closing of the IPO. In addition, the underwriter is entitled to deferred underwriting commissions of $0.35 per Unit, or $9,056,250, from the closing of the IPO. The deferred underwriting commissions will become payable to the underwriter from the amounts held in the Trust Account solely if the Company completes a Business Combination during the Combination Period, subject to the terms of the underwriting agreement.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact of COVID-19 is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Note 7 — Stockholders’ Equity (Deficit)

Common stock

Class A common stock—The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of November 19, 2021, there were no shares of Class A Common stock issued and outstanding (excluding 25,875,000 shares subject to possible redemption).

Class B common stock—The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of November 19, 2021, there were 6,468,750 shares of Class B common stock outstanding.

Prior to the Company’s completion of an initial Business Combination, only holders of Class B common stock will have the right to vote on the appointment of the Company’s directors. In addition, prior to the completion of an initial Business Combination, only holders of a majority of the Class B common stock may remove a member of the Company’s board of directors for any reason. The related provisions of the Certificate of Incorporation may only be amended by approval of holders of the majority of the Class B common stock then outstanding. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

Preferred stock —The Company is authorized to issue 1,000,000 shares of preferred stock, with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. For the period presented, there were no shares of preferred stock issued or outstanding.

Warrants— As of November 19, 2021, the Company had 12,937,500 Public Warrants and 12,350,000 Private Placement Warrants outstanding.

The Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, and the Company is unable to register or qualify the shares under applicable blue sky laws, holders will not be able to exercise their warrants on a cashless basis. The Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Redemption of warrants when the price per Class A common stock equals or exceeds $18.00

After the Warrants become exercisable, the Company may redeem the outstanding Warrants:

·       in whole and not in part;

·       at a price of $0.01 per warrant;

·       upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

·       if, and only if, the last reported sale price of the Class A common stock for any 20 trading days within the 30-trading-day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like and certain issuances of Class A common stock and equity-linked securities) (the “Reference Value”) equals or exceeds $18.00 per share.

The Company will not redeem the Warrants as described above unless an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the Warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by the Company, it may exercise its redemption right, even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A common stock equals or exceeds $10.00

After the Warrants become exercisable, the Company may redeem the outstanding Warrants:

·       in whole and not in part;

·       at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” (defined below) of the Class A common stock; and

·       if, and only if, the Reference Value equals or exceeds $10.00 per share.

The “fair market value” of the Class A common stock for the above purpose shall mean the volume weighted average trading price of the Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the warrant holders. The Company will provide warrant holders with the final fair market value no later than one business day after the 10-trading-day period described above ends. In no event will the Warrants be exercisable in connection with this redemption feature on a cashless basis for more than 0.361 shares of Class A common stock per Warrant (subject to adjustment).

No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number the number of shares of Class A common stock to be issued to the holder.

If the shares of Class A common stock are, at the time of any exercise of a Warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), the Company may, at its option, require holders of Warrants who exercise Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule). In the event the Company so elects, the Company shall (i) not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants, and (ii) use its best efforts to register or qualify for sale the shares of Class A common stock issuable upon exercise of the Warrant under applicable blue sky laws to the extent an exemption is not available.

The Private Placement Warrants will be identical to the Public Warrants, except that (i) the Private Placement Warrants and the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions and (ii) the holders of the Private Placement Warrants are entitled to certain registration rights pursuant to the registration rights agreement.

The exercise price and number of shares of Class A common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such Warrants. Accordingly, the Warrants may expire worthless.

In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 10-trading-day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value and (ii) the Newly Issued Price.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statement was available to be issued and determined that there have been no events that have occurred that would require adjustment to the disclosures of the financial statement.